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                         THE GABELLI EQUITY TRUST INC.
                                RIGHTS OFFERING

                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

                   ------------------------------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED OCTOBER 13, 1995 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

                   ------------------------------------------

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 PM, NEW YORK CITY TIME, ON November 21, 1995, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                   ------------------------------------------

1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) fully exercised its Rights under the Primary Subscription and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Rights under the Primary Subscription and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.
2. The undersigned hereby exercises the Over-subscription Privilege to purchase,
to the extent available,              shares of Common Stock and certifies to
the Company and the Subscription Agent that such Over-subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

3. The undersigned understands that payment of the Subscription Price of $8.00 per share for each share of Common Stock subscribed for pursuant to the Over-subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that
such payment, in the aggregate amount of $                   , either (check
appropriate box):

   / / has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

                 or

   / /  is being delivered to the Subscription Agent herewith

                 or

   / /  has been delivered separately to the Subscription Agent;

                           (continued on other side)
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    and, in the case of funds not delivered pursuant to a Notice of Guaranteed
    Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

    / /  uncertified check

    / /  certified check

    / /  bank draft


______________________________________
  Primary Subscription Confirmation
                Number

______________________________________
        DTC Participant Number

_____________________________________
       Name of DTC Participant

For allocation purposes, the total number of record date shares owned by the persons on whose behalf this over-subscription is being exercised were

------------------------------.

Registration into which shares, interest and/or refund checks should be issued.
Name:
      ________________________________________

      ________________________________________


Address: _____________________________________



Certified TIN: _______________________________


By:  _________________________________________
Name:
Title:


Contact Name: ________________________________


Phone Number: ________________________________

Dated:                , 1995